Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of LNR Property Corporation on Form S-8 of our reports dated February 3, 1998, February 18, 1998, as to Note 16 appearing in the Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 1997.

DELOITTE & TOUCHE LLP

Miami, Florida
January 20, 1999